Exhibit 99.1

Unifi, Inc., Makers of REPREVE®, Announces First Quarter Fiscal 2023 Results and Extended and Expanded Credit Facility

Resilient operating model poised to capture anticipated textile and sustainable fiber demand recovery

Credit facility extended and expanded to support future growth and liquidity

GREENSBORO, N.C., November 3, 2022 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first fiscal quarter ended October 2, 2022.

First Quarter Fiscal 2023 Overview

•

Net sales were $179.5 million, a decrease of 8.4% from the first quarter of fiscal 2022, primarily attributable to temporary demand disruption in the Americas and Asia Segments from inventory destocking measures taken by apparel brands and retailers.

•	Revenues from REPREVE Fiber products represented 27% of net sales, or $49.2 million, compared to 37%, or $71.9 million, in the first quarter of fiscal 2022, impacted by lower sales volumes in Asia.
•

Gross profit was $6.6 million compared to $26.1 million for the first quarter of fiscal 2022, primarily impacted by lower facility utilization. Gross margin was 3.7% compared to 13.3% for the first quarter of fiscal 2022.

•	Operating loss was $4.7 million compared to operating income of $13.3 million for the first quarter of fiscal 2022.
•	Net loss was $7.8 million, or $0.44 per share, compared to net income of $8.7 million, or $0.46 per share, for the first quarter of fiscal 2022.
•	Adjusted EBITDA was $2.3 million compared to $19.8 million for the first quarter of fiscal 2022.
•	In October 2022, an existing credit facility was amended and extended to support future growth and to provide additional liquidity.
•	Frank Blake, non-executive Chairman of Delta Air Lines, Inc., joined the Board of Directors, adding decades of commercial leadership experience.

Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Our first quarter fiscal 2023 results were adversely impacted by a difficult demand environment and volatile global market.  With brand and retailer inventories recently reaching historically high levels, apparel companies and retailers reduced orders and delayed certain programs into calendar

2023.  As a result, our demand visibility diminished quickly.  While we believe these destocking measures will be temporary, the duration of this disruption is uncertain.  Accordingly, we quickly implemented meaningful cost savings actions in North America to improve the profit margins in the short- and long-term periods.  Our business remains well-positioned to support the continued acceleration in the demand for sustainable fibers.”

First Quarter Fiscal 2023 Compared to First Quarter Fiscal 2022

Net sales decreased 8.4% to $179.5 million, from $196.0 million, primarily driven by lower sales volumes for the Americas and Asia Segments in connection with a recent decline in demand for textile products from apparel brands.  Such decline was partially offset by higher selling prices following months of inflationary cost increases.  The demand for apparel production declined significantly in the first quarter of fiscal 2023 as brands and retailers took temporary actions to reduce their inventory levels.  Accordingly, the Americas and Asia Segments experienced revenue declines following a reduction in ordering patterns from customers across U.S. and global markets. Conversely, the Brazil Segment generated strong sales performance within its domestic market where apparel demand had not suffered.

Gross profit decreased to $6.6 million from $26.1 million.  Americas Segment gross profit decreased $14.1 million, primarily as a result of lower sales volumes driving weaker productivity and cost absorption.  Brazil Segment gross profit decreased $3.2 million, which was consistent with the normalization of gross profit levels that occurred during calendar 2022 following the Brazil Segment’s strong performance during the pandemic recovery period.  The Asia Segment maintained a strong gross margin rate but was impacted by weaker demand for apparel production.

Operating loss was $4.7 million compared to operating income of $13.3 million in the first quarter of fiscal 2022, primarily due to the decrease in gross profit.  Net loss was $7.8 million, or $0.44 per share, compared to net income of $8.7 million, or $0.46 per share, impacted by the weaker profitability in the U.S. contributing to a higher effective tax rate.  Adjusted EBITDA was $2.3 million, compared to $19.8 million, consistent with the change in operating income.

Debt principal was $127.0 million on October 2, 2022, compared to $114.3 million on July 3, 2022.  In connection with previously anticipated investments in new yarn texturing innovation and working capital to support future growth, cash and cash equivalents decreased to $47.2 million on October 2, 2022 from $53.3 million on July 3, 2022. Accordingly, Net Debt was $79.8 million on October 2, 2022 compared to $61.0 million on July 3, 2022.

2

Credit Facility Update

On October 28, 2022, UNIFI renewed and amended its existing credit facility to expand the borrowing capacity and extend the maturity date.  The amended credit agreement allows for an increase in borrowing capacity from $200.0 million to $230.0 million, extends the maturity date from December 2023 to October 2027, and contains pricing, terms, and conditions generally consistent with those in place prior to the amendment.

Outlook

The operating environment and textile demand trends for the apparel market are expected to remain suppressed for the remainder of calendar 2022.  Future demand visibility has diminished due to changing forecasts from a number of customers.  While UNIFI expects significant demand recovery and profitability acceleration to occur following the inventory destocking measures currently in progress at major apparel brands and retailers, the timing of an apparel production recovery is uncertain.  Accordingly, UNIFI is withdrawing its previously issued full year fiscal 2023 outlook and anticipates the following for the second quarter of fiscal 2023:

•	approximately 10% to 15% lower net sales than the first quarter of fiscal 2023;
•

continued profitability pressures and performance resembling the first quarter of fiscal 2023, primarily attributable to weak cost absorption in the Americas Segment in connection with a seasonally-pressured period that includes annual customer shutdowns and holidays exacerbated by lower-than-normal sales and productivity levels driving consolidated Adjusted EBITDA between $(5.0) million and $0.0 million;

•	continued volatility and unfavorability in the effective tax rate; and
•	capital expenditures of approximately $10.0 million to $12.0 million, as UNIFI continues investing in new yarn texturing machinery within the U.S., El Salvador, and Brazil.

Ingle continued, “While the current operating environment is challenging, we are optimistic about the efforts we’re making to remain the global sustainable fiber leader. Our REPREVE products continue to see a high level of interest from our customers, and we are continuing to invest in marketing and building awareness of our flagship brand.”

Ingle concluded, “We are pleased to have the additional liquidity afforded by our amended credit facility.  As retail apparel inventory levels decline and demand normalizes, we expect to see our revenue and profitability accelerate in the second half of fiscal 2023. We will continue to control costs, drive efficiencies, and invest prudently in growth areas of the business that will support strong long-term business expansion and value creation for all of our stakeholders.”

3

First Quarter Fiscal 2023 Earnings Conference Call

UNIFI will provide additional commentary regarding its first quarter fiscal 2023 results and other developments during its earnings conference call on November 4, 2022, at 8:30 a.m., Eastern Time.  The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com.  Additional supporting materials and information related to the call will also be available on UNIFI’s website.

###

About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 30 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Davis Snyder

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	October 2, 2022	September 26, 2021
Net sales	$179,519	$195,992
Cost of sales	172,956	169,895
Gross profit	6,563	26,097
Selling, general and administrative expenses	11,773	12,670
Provision (benefit) for bad debts	174	(80)
Other operating (income) expense, net	(689)	256
Operating (loss) income	(4,695)	13,251
Interest income	(547)	(258)
Interest expense	1,247	696
Equity in earnings of unconsolidated affiliates	(295)	(280)
(Loss) income before income taxes	(5,100)	13,093
Provision for income taxes	2,734	4,413
Net (loss) income	$(7,834)	$8,680

Net (loss) income per common share:
Basic	$(0.44)	$0.47
Diluted	$(0.44)	$0.46

Weighted average common shares outstanding:
Basic	18,001	18,515
Diluted	18,001	18,997
5

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	October 2, 2022	July 3, 2022
ASSETS
Cash and cash equivalents	$47,200	$53,290
Receivables, net	90,755	106,565
Inventories	165,063	173,295
Income taxes receivable	1,432	160
Other current assets	14,336	18,956
Total current assets	318,786	352,266
Property, plant and equipment, net	219,430	216,338
Operating lease assets	8,247	8,829
Deferred income taxes	2,422	2,497
Other non-current assets	8,940	8,788
Total assets	$557,825	$588,718

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$44,428	$73,544
Income taxes payable	1,925	1,526
Current operating lease liabilities	2,075	2,190
Current portion of long-term debt	11,875	11,726
Other current liabilities	18,421	19,806
Total current liabilities	78,724	108,792
Long-term debt	114,919	102,309
Non-current operating lease liabilities	6,263	6,736
Deferred income taxes	4,935	4,983
Other long-term liabilities	4,685	4,449
Total liabilities	209,526	227,269

Commitments and contingencies

Common stock	1,801	1,798
Capital in excess of par value	66,709	66,120
Retained earnings	345,302	353,136
Accumulated other comprehensive loss	(65,513)	(59,605)
Total shareholders’ equity	348,299	361,449
Total liabilities and shareholders’ equity	$557,825	$588,718
6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	October 2, 2022	September 26, 2021
Cash and cash equivalents at beginning of period	$53,290	$78,253
Operating activities:
Net (loss) income	(7,834)	8,680
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Equity in earnings of unconsolidated affiliates	(295)	(280)
Depreciation and amortization expense	6,740	6,365
Non-cash compensation expense	633	660
Deferred income taxes	(373)	(3,463)
Other, net	324	(100)
Changes in assets and liabilities	(5,087)	(27,670)
Net cash used by operating activities	(5,892)	(15,808)

Investing activities:
Capital expenditures	(11,198)	(9,300)
Other, net	(222)	31
Net cash used by investing activities	(11,420)	(9,269)

Financing activities:
Proceeds from long-term debt	67,949	882
Payments on long-term debt	(55,236)	(3,427)
Other, net	—	(222)
Net cash provided (used) by financing activities	12,713	(2,767)

Effect of exchange rate changes on cash and cash equivalents	(1,491)	(853)
Net decrease in cash and cash equivalents	(6,090)	(28,697)
Cash and cash equivalents at end of period	$47,200	$49,556

7

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	October 2, 2022	September 26, 2021
Americas	$107,644	$110,826
Brazil	38,879	33,738
Asia	32,996	51,428
Consolidated net sales	$179,519	$195,992

Gross (loss) profit details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	October 2, 2022	September 26, 2021
Americas	$(4,869)	$9,186
Brazil	6,787	9,940
Asia	4,645	6,971
Consolidated gross profit	$6,563	$26,097

8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net (loss) income to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended
	October 2, 2022	September 26, 2021
Net (loss) income	$(7,834)	$8,680
Interest expense, net	700	438
Provision for income taxes	2,734	4,413
Depreciation and amortization expense (1)	6,697	6,308
EBITDA	2,297	19,839

Other adjustments (2)	—	—
Adjusted EBITDA	$2,297	$19,839

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	For the periods presented, there were no other adjustments necessary to reconcile Net (loss) income to Adjusted EBITDA.

Adjusted Net (Loss) Income and Adjusted EPS (Non-GAAP Financial Measures)

For the three months ended October 2, 2022 and September 26, 2021, there were no adjustments necessary to reconcile Net (loss) income to Adjusted Net (Loss) Income or Adjusted EPS.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	October 2, 2022	July 3, 2022
Long-term debt	$114,919	$102,309
Current portion of long-term debt	11,875	11,726
Unamortized debt issuance costs	210	255
Debt principal	127,004	114,290
Less: cash and cash equivalents	47,200	53,290
Net Debt	$79,804	$61,000

Cash and cash equivalents

At October 2, 2022 and July 3, 2022, UNIFI’s domestic operations held approximately 7% and 1% of consolidated cash and cash equivalents, respectively.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

9

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•

Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.

•	Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

10

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of climate change or environmental, health and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

11